Exhibit 99.1
TuSimple Receives Expected Notice from Nasdaq Related to Delayed Filing of Quarterly Report on Form 10-Q
●The Form 10-Q is part of the compliance plan already approved by Nasdaq in June.
●TuSimple intends to file the other Delayed Reports on or before the Compliance Date.

SAN DIEGO, August 18, 2023/PRNewswire/ — TuSimple (Nasdaq: TSP) today announced that on August 17, 2023, TuSimple Holdings Inc. (the “Company”) received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of the Company not having timely filed its Quarterly Report on Form 10-Q for the period ended June 30, 2023 (the “Form 10-Q”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”). The Notice indicated that the Company should present its views with respect to this additional deficiency to the Nasdaq Hearings Panel (the “Panel”), which the Company intends to do. The Company expected the Notice, and in June 2023, the Company disclosed to the Panel its plans to file the Form 10-Q by the agreed upon Compliance Date, as described below.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on July 10, 2023, the Company received a notice dated July 6, 2023 from Nasdaq indicating that, based on the plan of compliance presented by the Company at its hearing before the Panel on June 22, 2023, the Panel granted the Company’s request for continued listing on Nasdaq. The Panel granted the Company an extension until Sept. 30, 2023 (the “Compliance Date”) to file with the SEC its Quarterly Report on Form 10-Q for the fiscal quarter ended Sept. 30, 2022, its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2022, its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 and its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023 (the “Delayed Reports”), subject to specified deadlines for each Delayed Report.
On July 17, 2023, the Company filed with the SEC its Quarterly Report on Form 10-Q for the fiscal quarter ended Sept. 30, 2022. The Company intends to file the other Delayed Reports as soon as practicable and on or before the Compliance Date.

About TuSimple
TuSimple is a global autonomous driving technology company headquartered in San Diego, California, with operations in the United States and Asia. Founded in 2015, TuSimple is developing a commercial-ready, fully autonomous (SAE Level 4) driving solution for long-haul heavy-duty trucks. TuSimple aims to transform the $4 trillion global truck freight industry through the company’s leading AI technology, which makes it possible for trucks to see 1,000 meters away, operate nearly continuously, and reduce fuel consumption by 10%+ relative to manually driven trucks. Global achievements include the world's first fully autonomous, 'driver-out' semi-truck run on open public roads in the U.S. and China, and development of the world's first Autonomous Freight Network (AFN). Visit us at www.tusimple.com.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the Company’s expected financial results. These statements are based on current expectations as of the date of this report and involve a number of risks and uncertainties, which may cause results to differ materially from those indicated by these forward-looking statements. Many important factors could cause actual future events to differ materially from the forward-looking statements in this report, including but not limited to those related to the Company’s ability to complete the Delayed Reports within the anticipated time period, the Company’s ability to regain compliance with Nasdaq listing standards, the Company’s restructuring plan including potential cost-savings, autonomous driving being an emerging technology, the development of the Company’s technologies and products, the Company’s limited operating history in a new market, the regulations governing autonomous vehicles, changes in the Company’s board of directors and senior management, the Company’s dependence on its senior management team, the Company’s reliance on third-party suppliers, the Company’s potential product liability or warranty claims, the protection of the Company’s intellectual property, the Company’s involvement in securities class action litigation and in government or regulatory investigations, inquiries and actions, and the Company’s plan to seek strategic alternatives for its U.S. business. Moreover, the Company operates in a competitive and rapidly changing environment, and new risks may emerge from time to time. The foregoing list of factors is not exhaustive.

You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022, filed with the SEC on July 17, 2023, and the Company’s other filings with the SEC. These SEC filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.

SOURCE TuSimple Holdings, Inc.
Media Contact
TuSimple PR Team, pr@tusimple.ai
Investor Relations Contact
Ryan Amerman, ryan.amerman@tusimple.ai